UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, no par value	OCC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12B-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.	3

Signatures	5

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

After a review of relevant portions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), as well as a review of various non-authoritative interpretations and guidance authored by certain major U.S. accounting firms regarding the FASB ASC, on December 20, 2024, the Company’s management has concluded that U.S. Generally Accepted Accounting Principles (“GAAP”) requires that a borrower’s balance outstanding on a revolving line of credit be reflected as a current liability when the loan agreement includes provisions for both (i) a required lock box arrangement with a lender in which the borrower does not have the ability to avoid using working capital to repay the amounts outstanding, whether or not the borrower has the ability to re-borrow funds based on its regular borrowing base calculation in the ordinary course of business, and (ii) a “subjective acceleration clause” which is defined in accordance with GAAP to include loan provisions that permit the lender to accelerate the loan upon the occurrence of a “material adverse change”.

The Company’s management has further concluded that the classification as a current liability is required in accordance with GAAP even if (i) it is deemed that the “subjective acceleration clause” is not probable to be utilized by the lender within twelve months from the date of the balance sheet and (ii) the maturity date of the loan extends more than twelve months from the date of the balance sheet.

The Company’s Revolving Credit Master Promissory Note and Related Loan and Security Agreement (the “Revolver”) includes provisions for both: (i) a required lock box arrangement as described above for the collection of accounts receivables and other receipts by the Company and (ii) a “material adverse change” provision, similar to clauses included customarily in loan agreements. The Company’s Revolver matures July 24, 2027.

On December 20, 2024, the Company’s audit committee of the Board of Directors (the “Audit Committee”), based on the recommendation of, and after consultation with, the Company’s management, concluded that:

(i)	the Company’s Revolver balance should be included as a current liability on the Company’s balance sheet, rather than as a noncurrent liability of the balance sheet; and

(ii)	the Company’s audited financial statements for the year ended October 31, 2023, and the financial statements for the quarters ended January 31, 2024 and 2023, April 30, 2024 and 2023, July 31, 2024 and 2023 (collectively, the “Non-Reliance Periods”), as reported in the Company’s annual Report on Form 10-K filed on December 20, 2023 and in the Company’s Quarterly Reports on Form 10-Qs filed on March 13, 2024, March 14, 2023, June 10, 2024, June 12, 2023, September 11, 2024 and September 12, 2023 should no longer be relied upon due to changes required to reclassify the balance outstanding on the Company’s Revolver from a noncurrent liability to a current liability at the end of each period reported. Similarly, the related press releases and the quarterly earnings call presentations or other communications describing relevant portions of the Company’s financial statements for these periods should no longer be relied upon.

As a result, the Company will restate its historical balance sheets for the Non-Reliance Periods, in each case to reflect the reclassification of the Revolver balance from a noncurrent liability to a current liability (the “Restatement”). The Restatement will be included in the filing of the Annual Report on Form 10-K for the Company’s 2024 fiscal year, which is imminent.

The Company’s prior classification of the Revolver balance as noncurrent did not have any effect on the Company’s previously reported total assets, total liabilities or total shareholders’ equity.

Further, the prior classification did not have any effect on the Company’s previously reported consolidated statements of operations, consolidated statements of shareholders’ equity or consolidated statements of cash flows.

There also was no impact on any covenants with lenders for the Non-Reliance periods, as the Company’s borrowing arrangements do not include financial covenants that would be impacted by the classification of the Revolver.

It should also be noted that while GAAP requires current classification of the Revolver balance outstanding for the Non-Reliance Periods, the lender has not used the “material adverse change” provision included in the Company’s Revolver at any time during the Company’s arrangement with the lender, including up to the date of this filing, which is more than twelve months after the filing of the fiscal year 2023 Annual Report on Form 10-K.  Further, at this time the Company has had no indication that the lender has any intention to use the “material adverse change” provision included in the Company’s Revolver.

No recovery of compensation under the Optical Cable Corporation Compensation Recovery Policy for any of the Company’s Covered Persons is required related to the Non-Reliance Periods as there was no compensation impacted by the classification of the Revolver balance or the Restatement.

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02 with the Company’s current and predecessor independent registered public accounting firms.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ Tracy G. Smith
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: December 23, 2024

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